Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life and Annuity Company of America:

We consent to the use of our reports for Nationwide Provident VLI Separate Account A dated April 25, 2008, and for Nationwide Life and Annuity Company of America dated April 25, 2008, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information (SEC File No. 333-98631).

/s/ KPMG LLP

Philadelphia, PA
April 25, 2008